     As filed with the Securities and Exchange Commission on March 14, 2001
                                                      Registration No. 333-42522
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 2
                                      TO
                      REGISTRATION STATEMENT ON FORM S-3
                                     Under
                    The Securities Act of 1933, as amended

                                --------------

                           KANA COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

                    Delaware                            7389                      77-0435679
          (State or other jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
          incorporation or organization)         Classification Code)       Identification Number)

                                --------------

                 740 Bay Road, Redwood City, California  94063
                                (650) 298-9282
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                --------------

                    James C. Wood, Chief Executive Officer
                           Kana Communications, Inc.
                                 740 Bay Road
                        Redwood City, California  94063
                                (650) 298-9282
  (Name and Address, Including Zip Code, and Telephone Number, Including Area
                          Code, of Agent For Service)

                                --------------

                                  Copies to:
                          David A. Makarechian, Esq.
                            Taylor L. Stevens, Esq.
                        Brobeck, Phleger & Harrison LLP
                             Two Embarcadero Place
                                2200 Geng Road
                          Palo Alto, California 94303
                                (650) 424-0160

                                --------------

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable on or after this Registration Statement is declared effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                           DEREGISTRATION OF SHARES

     On December 3, 1999, Kana Communications, Inc. (the "Company") completed a merger with Business Evolution, Inc. and a merger with netDialog, Inc. pursuant to which Business Evolution and netDialog became wholly-owned subsidiaries of the Company. In connection therewith, the Company issued a total of 3,010,486 shares of Common Stock, par value $0.001 per share, to the holders of all outstanding shares, warrants and convertible notes of Business Evolution and netDialog (the "Shares"). The Shares were registered with the Securities and Exchange Commission pursuant to Registration Statement No. 333-42522 (the "Registration Statement") originally filed on Form S-1 with the Commission on July 28, 2000 and amended on Form S-3 on October 16, 2000. The Company hereby removes from registration 1,841,435 Shares which remain unsold as of March 13, 2001, as all of the selling stockholders listed on the Registration Statement are entitled to resell the Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-42522) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 14th day of March, 2001.


                                          KANA COMMUNICATIONS, INC.

                                          By:  /s/ James C. Wood
                                               --------------------
                                               James C. Wood
                                               Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Wood and David B. Fowler and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Date:  March 14, 2001            By:  /s/ James C. Wood
                                      ---------------------------------------
                                      James C. Wood
                                      Chief Executive Officer and Chairman of
                                      the Board of Directors (Principal
                                      Executive Officer)


Date:  March 14, 2001            By:  /s/ Art Rodriguez
                                      ---------------------------------------
                                      Art Rodriguez
                                      Interim Chief Financial Officer
                                      (Principal Financial and Accounting
                                      Officer)


Date:  March 14, 2001            By:  /s/ David B. Fowler
                                      ---------------------------------------
                                      David B. Fowler
                                      President


Date:  March 14, 2001            By:  /s/ David M. Beirne
                                      ---------------------------------------
                                      David M. Beirne
                                      Director


Date:  March 14, 2001            By:  /s/ Robert W. Frick
                                      ---------------------------------------
                                      Robert W. Frick
                                      Director

Date:  March 14, 2001            By:  /s/ Eric A. Hahn
                                      ---------------------------------------
                                      Eric A. Hahn
                                      Director


Date:  March 14, 2001            By:  /s/ Charles A. Holloway
                                      ---------------------------------------
                                      Dr. Charles A. Holloway
                                      Director


Date:  March 14, 2001            By:  /s/ Steven T. Jurvetson
                                      ---------------------------------------
                                      Steven T. Jurvetson
                                      Director